                                                                   Exhibit 10.15


THIS AGREEMENT is made on the date mentioned in paragraph 1 of the Schedule BETWEEN RSL COM EUROPE LIMITED (formerly RSL COM UK Limited) whose registered office is at 190 Strand, London -WC2R, United Kingdom (hereinafter called "the Company") of the one part and RICHARD EDWIN WILLIAMS of Surrey View, 280 London Road, Burpham, Surrey GU4 7LF (hereinafter called "the Director") of the other part

WITNESSETH AND IT IS HEREBY AGREED as follows:

1. THE COMPANY shall employ the Director and the Director shall serve the Company from the date mentioned in paragraph 3 of the Schedule for the period and upon the terms and conditions herein contained.

2. THE DIRECTOR'S title description and duties are mentioned in paragraph 4 of the Schedule and, consistent therewith, the Director shall perform such duties in connection with the business of the Company in such places as the Board may from time to time direct. The Director shall obey all reasonable instructions and directions of the Board and the Director shall use his best endeavours to promote the business of the Company. The Director shall be responsible for the appointment and dismissal of senior management with the prior approval of the Board (save in the case of dismissal with Cause, as defined in paragraph 11 of the Schedule). The Director shall report as necessary to the Board.

3. THE DIRECTOR'S hours of work are mentioned in paragraph 5 of the Schedule and the Director shall devote the whole of his time and attention during such hours to the discharge of his duties hereunder. Save as already disclosed to the Company, in writing, and save in writing with the consent of the Board, the Director shall not during his employment by the Company be engaged, concerned or (save as a minority shareholder or debenture holder for the purpose of bona fide investment only in a company quoted on any recognised stock exchange in any part of the world) interested or involved in any other trade business or occupation whatsoever which shall conflict with the Director's duties to the Company.

4.1 BY way of remuneration for his services and other obligations hereunder, the Company shall pay to the Director the salary at the rate mentioned in paragraph 6 of the Schedule. The said salary to be paid by monthly installments in arrears on the 21st day of each calendar month, such salary to be inclusive of any sums receivable as director's fees or other emolument from the group.

4.2 SO long as the Director is Chief Executive Officer of the Company, the Director shall be entitled to receive a bonus related to performance as agreed with the Company as described in paragraph 7 of the Schedule.

5.1 THE COMPANY shall reimburse the Director for all proper and reasonable traveling hotel and other expenses incurred by him in the proper performance of his duties hereunder, provided that the incurring of any such expenses is duly approved and supported by vouchers.

5.2 THE COMPANY shall provide reasonable equipment to enable the Director to perform his duties hereunder.
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6.       THE COMPANY will provide the Director with a car allowance as provided for in paragraph 8 of the Schedule. The Director may choose to use his own car or have the Company provide a leased car or contract hire car. In addition to the car allowance, the Company will also pay for insurance together with personal and business petrol costs. The Director shall be liable for any personal taxes levied for use of the car, shall take good care of the car and will be responsible for ensuring that it remains, at all times, in road-worthy condition.

7.1 IN addition to usual public holidays, the Director shall be entitled to 25 working days holiday in each calendar year.

7.2 UPON the termination of this Agreement for whatever reason, the Director shall be entitled to holiday pay for each day that may remain after deducting from accrued holiday entitlement the amount of holiday already taken in the calendar year in which the employment ceases. Accrued holiday entitlement shall be calculated by taking for each complete calendar month of employment during the calendar year in which the employment ceases 1/12th of the annual holiday to which the Director would have been entitled for that year.

8.1 SUBJECT as herein mentioned either party is entitled to give notice of termination of this Agreement as provided in paragraph 11 of the Schedule.

8.2 NOTWITHSTANDING anything herein contained the Company may terminate the employment of the Director hereunder forthwith without notice if:

         a) The Director is prevented by illness or otherwise for a total of four months in any period of twelve months from performing his duties hereunder or

         b)       With Cause in accordance with paragraph 11 of the Schedule.

8.3 THE COMPANY reserves the right to make a payment in lieu of notice should it so wish, or require the Director to remain away from work during the notice period whichever it may deem appropriate. Any payment in lieu of notice will have any appropriate PAYE tax and National Insurance Contributions deducted at source.

9. THE DIRECTOR will belong to a suitable Personal Pension Scheme nominated by the Director and approved by the Board of the Inland Revenue under the Income and Corporation Taxes Act 1988. The Director's pension entitlement shall be as provided for in paragraph 9 of the Schedule and will be paid for by the Company and shall not take into account any bonus or other benefits.

10. SUBJECT to the provisions of this clause, the Company will pay the Director his normal salary whilst he is absent due to sickness or accidental injury in accordance with the following:

         Length of Service             Maximum Duration of Sick Pay
         ----------------------------------------------------------
         Less than 6 months                   4 weeks
         6 - 12 months                        8 weeks
         1 - 4 years                          12 weeks
         5 - 10 years                         18 weeks
         10 years and over                    26 weeks

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11.      THE COMPANY will provide the Director and his family with full private medical cover with BUPA or other similar company, as provided for in paragraph 10 of the Schedule, subject to acceptance by that company as long as the Director is employed by the Company.

12. THE COMPANY will arrange and pay for life assurance for the Director in the value of four times his base salary for the benefit of the Director's family. The Company will arrange for life assurance to the same amount for the benefit of the Company at the cost of the Company.

13. COMPLAINTS by the Director shall be raised with the Chairman of the Company.

14.1 THE DIRECTOR shall both during and after the termination of his employment with the Company observe strict secrecy regarding the business affairs and dealings of the Company, and any Associated Company. The Director shall not at any time during or after his employment with the Company disclose directly or indirectly to any person, firm or company whatsoever, or apply or use for the benefit of himself or of any one, except the Company or any Associated Company of the Company, any trade secret, confidential information, manufacturing process or knowledge of the organization dealings customers or clients of the Company or any Associated Company which may come to his knowledge during his employment with the Company. The Director shall not use or attempt to use any such knowledge or information in any manner which may injure or cause loss directly or indirectly to the Company or to any Associated Company.

14.2 THE DIRECTOR shall not at any time during the period of nine months from the date on which his employment with the Company ceases (hereinafter referred to as "the termination date") without the prior written consent of the Company directly or indirectly either alone or jointly with or as agent, director, manager, consultant or employee of any other person, firm, company or organization, as follows:

14.2.1 be engaged or concerned in any business within facility-based international telecommunications in Western Europe which competes directly with the business or any of the businesses carried on by the Company at the termination date or by any Associated Company with whose business the Director had been concerned in the course of his duties hereunder during the 12 months ending on the termination date; nor

14.2.2 in competition with the Company solicit the custom of any person, firm, company or organization who or which at the termination date or at any time within 12 months ending on termination date was a customer or client of or did business with the Company or any Associated Company with whose business the Director had been concerned in the course of his duties hereunder during the 12 months ending on the termination date; nor

14.2.3 in competition with the Company solicit the services of any person, firm, company or organization who or which at the termination date or at any time within 12 months ending on the termination date was a supplier, agent or distributor of or did business for the Company or any associated company with whose business the Director had been concerned in the course of his duties hereunder during the 12 months ending on the termination date; nor

14.2.4 endeavour to entice away from the Company or any Associated Company any person who was on the termination date a director or employee of the Company or of any Associated Company;

14.3 REGARDING the restriction set out in clause 14.2, the Director shall provide the name and the detailed description of the potential employer to the Company. If the Company does not consent with the Director's choice of the potential employer, the Company shall pay (pound)25,000 to the Director by way of compensation.

14.4 THE DIRECTOR having taken independent legal advice acknowledges and agrees that the restrictions set out in clause 14 are fair and reasonable in the circumstances and that if any one or more or any part of such restrictions shall be rendered or judged invalid or unenforceable such restriction or part shall be deemed to be severed from this Agreement and such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining restrictions.

14.5 THE DIRECTOR hereby acknowledges that the restrictions contained in this Clause shall operate for the benefit of the business carried on by the Company and such restrictions shall be enforceable against the Director by the owner for the time being of such business as well as by the Company.

15.1 THIS AGREEMENT shall continue unless or until determined by either party giving to the other notice in accordance with clause 8 of this Agreement or paragraph 11 of the Schedule.

15.2 UPON the termination of this Agreement for whatever reason the Director shall: (a) if so requested by the Board resign without claim for compensation (save pursuant to paragraph 11 of the schedule) from all or any offices he may hold, as a Director of the Company or of any of the Company's subsidiary or associated companies and in the event of his failure to do so the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to execute any documents and to do all things necessary to give effect to such resignation; and

         (b) deliver up all documents and other property relating to the Company and its Associated Companies in his possession or control and shall not make any copy or duplicate thereof.

16. IF one or more of the terms of this Agreement shall be null or void the validity of the remaining terms shall be unaffected thereby. In this event the parties shall replace the null or void term with an effective term as close as possible to the objective of the ineffective term.

17. THIS AGREEMENT is in substitution for and wholly replaces such other contracts (whether written or oral or implied by law and any other form of informed or ad hoc arrangements or understandings) which have heretofore subsisted between the parties in relation to the business operations or any other activities of the Company.

18. ANY notice given under this Agreement shall be deemed to be properly served if addressed to the Company and sent by registered post or recorded delivery mail addressed to the Company at its registered office or if addressed to the Director it be served personally or be sent by registered post or recorded delivery addressed to him at his usual or last known place of residence in the United Kingdom and in the care of service by post the data of service shall be two days following the date of posting.
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19.      THIS AGREEMENT shall be governed by and interpreted in accordance with
         English Law.

20. IN this agreement the following expressions shall bear the following meaning, except where the context otherwise requires:

         "the Board"   shall mean the board of directors for the time being of
                       the Company.

         "the Group"   shall mean the Company and its associated companies for
                       the time being.

         "Associated"  shall mean any Company which is for the time being the
                       Company's holding company (as defined in section 736 of the Companies Act 1985) or a subsidiary (as defined in the said section 736) of such holding company other than the Company itself.

21. THE PROVISIONS of the Schedule hereto shall constitute a notice by the Company to the Director pursuant to section 1 of the Employment Protection (Consolidation) Act 1978.

IN WITNESS whereof the Agreement has been signed on behalf of the Company and the Director the day and year first before mentioned.
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Note:    This is the Schedule to the attached Agreement. The Agreement sets out the Terms of Employment

                                 RSL COM UK LTD
                                 ("the Company")

1.       Date of Agreement: 9th of August 1995

2.       Name and Address of Chief Executive Officer ("Director"):

         Richard Edwin Williams of Surrey View, 280 London Road, Burpham, Surrey GU4 7LF

3.       Date of Commencement of Employment:

         14th of August 1995

4.       Job Title Description and Duties:

         Chief Executive Officer of the Company. To administer the Company, its operations and activities to maximum effect in the telecommunications industry and to implement the European Franchise Program. To use all reasonable endeavors to achieve targets of the Company business plan.

5.       Hours of Work:

         Such hours as are necessary to carry out the Director's duties to the Company's satisfaction. The Director shall devote not less than the equivalent of 5 full days out of each week to the business and affairs of the Company.

6.       Remuneration:

         (pound)100,000 per annum base salary ("Base Salary") and such other additional sums as may be agreed between the Director and the Board as reviewed on an annual basis proportionally to rise in line with the rise in the Retail Price Index at each anniversary over the figure at the date of this Agreement.

7.       Bonus:

         (pound)25,000 per annum for 100% achievement of a mutually agreed targets. If the Company achieves between 80% - 120% of mutually agreed upon targets (the "Performance Percentage"), the Bonus will be calculated by multiplying a mutually agreed amount by the Performance Percentage.

         The Bonus and the components of the Bonus will be mutually agreed upon 30 days before the start of each year in conjunction with the annual budget ("Annual Budget"). Annual Budget shall be prepared and presented by the Company and approved by the Board. The Director who presents the Company and the Board must agree on an Annual Budget before the beginning of each calendar year. The Board shall not unreasonably withhold the approval of the Annual Budget.

          For the calendar year of 1995, the Director shall be entitled to a bonus if the following targets are met by year end 1995:

         (i)      Open an office

         (ii)     Obtain an ISR license

         (iii)    Purchase a public exchange

         (iv)     British Telecom programming of its exchanges on access

         (v)      Hire/Identify key staff

         If the Director achieves these targets, then the Company shall pay at year end (pound)2,100 for each month that the Director has been employed in 1995.

         The Bonus shall be paid semi-annually based on actual vs. budget. The Director shall be entitled to a special bonus of 50% of Base Salary for achievements over 125%.

         For the calendar year of 1996, the Bonus will be based upon 3 financial targets:

         1. revenue growth

         2. operating profit

         3. receivables aging

================================================================================
                         Mutually Agreed                    Base Bonus (80%-
Criteria (YR 1)              Target                              120%)
--------------------------------------------------------------------------------
Revenue Growth         as agreed per budget           (pound)15,000 x (80%-120%)
--------------------------------------------------------------------------------
Operating Profit       as agreed per budget           (pound)7,500 x (80%-120%)
--------------------------------------------------------------------------------
Receivables Aging      as agreed per budget           (pound)2,500 x (80%- 120%)
================================================================================

Example:

================================================================================
Criteria           Actual             Calculation           Actual Bonus
                   Performance
--------------------------------------------------------------------------------
Revenue Growth     120%           (pound)15,000 x 120%      (pound)18,000
--------------------------------------------------------------------------------
Operating Profit   95%            (pound)7,500 x 95%        (pound)7,125
--------------------------------------------------------------------------------
Receivable Aging   105%           (pound)2,500 x 105%       (pound)2,625
================================================================================
                                                   Total Bonus:  (pound)27,750

8.       Car Allowance

         (pound)10,000 per annum.

9.       Pension

         12.5% of such part of the Director's basic salary as does not exceed the allowable maximum as defined in section 640A (2) of the Income and Corporation Taxes Act 1988.

10.      Private Health Insurance

         Family coverage

11.      Term and Termination

         This Agreement shall be for three years save that if the employment is terminated by the Company with Cause then the Company will pay three months salary by way of compensation. The term Cause shall mean:

         a) The failure or refusal to comply with any reasonable direction or request of the Board within 30 days of written notice by the Board. The notice by the Board shall define the nature of the failure or refusal and shall state the consequence if they are not cured; or

         b) Any willful misconduct which results in a monetary loss to the Company or a conviction of any misdemeanour relating to employment or conviction of a serious crime or any serious misconduct which could materially harm the company's image of employee relations; or

         c) The Director becoming bankrupt or of unsound mind as certified under the Mental Health Act; or

         d)       The Director being disqualified from acting as a Director; or

         e) A substantial failure to meet the targets as set out 30 days before the start of each year in conjunction with the Annual Budget, provided that the Company would perform its funding or other responsibilities outlined in the Annual Budget.

12.      EQUITY:

         The Company shall grant the Director options for 1% of the issued share capital of the Company's shares (for the sake of clarity, this means 1% of the fully diluted share capital at the date of exercising of these options) at a rate of 1/3 of 1% at the end of each year over 3 years at a price of (pound)0.10 per share or at the par price per share if lower than (pound)0.10. In addition, at the end of 3 years the Company will grant options, of an additional 1% of the Company's shares at a price fixed to 1% of the investment capital of the Company. Such options to be exercised within six years of the date of this Agreement, or if the Director leaves the Company for whatever reason then such options shall be exercisable within 30 days of the date of termination.

         If the Director wishes to sell his shares following the exercise of the options, the Company agrees to buy his shares based on the Company being valued at fair market value ("Fair Market Value").

         If the Director leaves the Company for whatever reason, the Company has the right to demand that the Director exercises all of his options and subsequently sells shares to the Company at no earlier date than four years from the date of this agreement. The valuation of the Director's shares shall be based on the Company being valued at Fair Market Value.

         Fair Market Value for the Company's shares shall be the greater of (a)
         2.4 times of the Company's unaudited revenues which will include the United Kingdom operations, the European Franchise Program and other revenues for which Director is responsible for, minus all outstanding liabilities for money borrowed plus cash balance, of the last twelve months of the company or (b) the price per share of the last prior private placement of the Company's Common Stock to a bona fide independent third party. In the event that the Director disagrees with the calculation of Fair Market Value, he shall so notify the Company within 15 days following his receipt of the Company's calculation of Fair Market Value, whereupon the matter shall be submitted to a mutually agreed reputable accounting firm, whose determination of Fair Market Value shall be final and binding on the parties.


         Signed /s/ Richard Edwin Williams      Signed /s/ Itzhak Fisher
                ---------------------------     -----------------------------
                                                           President

         If the Director leaves the Company for whatever reason, the Company has the right to demand that the Director exercises all of his options and subsequently sells shares to the Company at no earlier date than four years from the date of this agreement. The valuation of the Director's shares shall be based on the Company being valued at Fair Market Value.

         Fair Market Value for the Company's shares shall be the greater of (a)
         2.4 times of the Company's unaudited revenues which will include the United Kingdom operations, the European Franchise Program and other revenues for which Director is responsible for, minus all outstanding liabilities for money borrowed plus cash balance, of the last twelve months of the company or (b) the price per share of the last prior private placement of the Company's Common Stock to a bona fide independent third party. In the event that the Director disagrees with the calculation of Fair Market Value, he shall so notify the Company within 15 days following his receipt of the Company's calculation of Fair Market Value, whereupon the matter shall be submitted to a mutually agreed reputable accounting firm, whose determination of Fair Market Value shall be final and binding on the parties.


         Signed  _________________________      Signed /s/ Itzhak Fisher
                                                       -------------------------
                                                           President